Exhibit 5.1
June 29, 2026
Honeywell Aerospace Inc.
1944 E Sky Harbor Cir N
Phoenix, AZ 85034

Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as special counsel to Honeywell Aerospace Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to 35,000,000 shares of common stock, par value $0.01 per share, which may be issued pursuant to the 2026 Stock Incentive Plan of Honeywell Aerospace Inc. and its Affiliates (the “Stock Incentive Plan”), and up to 500,000 shares of common stock, par value $0.01 per share, of the Company, which may be issued pursuant to the Honeywell Aerospace Global Employee Stock Plan (the “Global Stock Plan” and, together with the Stock Incentive Plan, the “Plans”, and such shares of common stock collectively, the “Shares”).
In our capacity as special counsel to the Company and in connection with the opinion set forth herein, we have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the certificate of incorporation and bylaws of the Company, in each case, as amended through the date hereof, and have made such other investigations as we have deemed relevant and necessary in connection with the opinion set forth below. As to questions of fact material to this opinion, we have relied upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company. In addition, we have assumed that the applicable Plan will be effective at the time that the Shares will be issued and delivered.
In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the legal capacity of all individuals executing any of the foregoing documents.
In rendering the opinion set forth below, we have also assumed that the Shares, when issued, will be duly authenticated by the transfer agent and registrar for the Shares and that the certificates, if any, evidencing the Shares to be issued will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar.
We have also assumed that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the applicable Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws. We have further assumed that there will be no material changes to the documents we have examined and that, at all times prior to the issuance of the Shares, the Company will maintain a sufficient number of authorized but unissued shares of common stock, par value $0.01 per share, available for such issuance.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares have been issued and delivered pursuant to the terms and conditions set forth in the Registration Statement, the prospectus delivered to participants in the applicable Plan and the applicable Plan, the Shares will be legally issued, fully paid and nonassessable.
We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). This opinion letter is being furnished solely in connection with the offer, sale and issuance of the Shares and may not be used, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz